SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2003

DNAPRINT GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction or incorporation)

0-31905	59-2780520

(Commission File Number)	(I.R.S. Employer I.D. Number)

900 Cocoanut Avenue Sarasota, FL	34236

(Address of Principal Executive Offices)	(Zip Code)

(941) 366-3400

(Registrant’s telephone number; including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On September 19, 2003, DNAPRINT GENOMICS, INC. (the “Company”) dismissed Kingery, Crouse & Hohl as its independent public accountants and appointed Pender Newkirk & Company as its new independent public accountants. The decision to dismiss Kingery, Crouse & Hohl and to retain Pender Newkirk & Company was approved by the Company’s Board of Directors on September 19, 2003.

Kingery, Crouse & Hohl’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Kingery, Crouse & Hohl on the financial statements of the Company for the fiscal year ended December 31, 2002 contains an expression of substantial doubt regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and subsequent period up to the filing date of this report, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company has provided Kingery, Crouse & Hohl with a copy of the foregoing disclosures and has requested that Kingery, Crouse & Hohl review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-B. Such letter is filed as Exhibit 16 to this Current Report.

During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through September 19, 2003, the Company did not consult with Pender Newkirk & Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None

(b)	Pro forma financial information.

None

(c)	Exhibits:

16 Letter of Kingery, Crouse & Hohl

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DNAPRINT GENOMICS, INC. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNAPRINT GENOMICS, INC.

Date: September 25, 2003
BY /s/ Richard Gabriel
_________________________________________
Richard Gabriel, President and
Chief Executive Officer